Exhibit 99.1

SS Innovations Showcases SSi Mantra Telesurgery Capabilities at October 2026 Conferences

FORT LAUDERDALE, Fla. – October 26, 2026 – SS Innovations International, Inc. (the “Company” or “SS Innovations”) (NASDAQ: SSII), a developer of innovative surgical robotic technologies dedicated to making robotic surgery affordable and accessible to a global population, today announced that the Company’s SSi Mantra surgical robotic system (the “SSi Mantra”) and SSi MantrAsana tele-surgeon console (the “SSi MantrAsana”) were showcased in successful telesurgeries performed in October 2026 during the European Association for Cardio-Thoracic Surgery (“EACTS”) Annual Meeting in Barcelona, Spain and the Society of Robotic Surgery India (“SRS India”) Conference in New Delhi, India.

At the EACTS Annual Meeting, the Company’s Chairman of the Board and Chief Executive Officer, Dr. Sudhir Srivastava, successfully performed a robotic-assisted cardiac telesurgery utilizing the SSi Mantra and SSi MantrAsana tele-surgeon console live on stage in Barcelona, approximately 7,500 miles (12,000 kilometers) from the patient at Sri Madhusudan Sai Institute of Medical Sciences and Research in Bengaluru, India. Dr. Srivastava remotely performed a robotic atrial septal defect (ASD) procedure with patient-side support from Dr. Lalit Malik, Chief Cardiac Surgeon of Manipal Hospital Jaipur. The EACTS Annual Meeting is the largest global gathering of leaders in the cardiothoracic surgical community, bringing together thousands of industry professionals each year.
(Dr. Srivastava conducting a live long-distance telesurgery at the EACTS Annual Meeting, utilizing the SSi MantrAsana tele-surgeon console.)

At the inaugural SRS India Conference, four surgeons successfully completed four separate robotic-assisted telesurgeries featuring the SSi Mantra and SSi MantrAsana tele-surgeon console in live demonstrations. The remote procedures performed or broadcast live at the event included: a right partial nephrectomy, a right hemicolectomy, a left-sided pyeloplasty on a pediatric patient, and a modified radical hysterectomy with a sentinel lymph node biopsy. Organized by the Society of Robotic Surgery and officially inaugurated by Dr. Jitendra Singh, India’s Minister of Science and Technology, the SRS India Conference convenes leading surgeons, delegates, researchers and industry partners in New Delhi each year. For video highlights of the telesurgeries showcased at the SRS India Conference, please visit: link.

Dr. Srivastava commented, “We were grateful for the opportunity to demonstrate the advanced telesurgery capabilities of our SSi Mantra surgical robotic system and SSi MantrAsana tele-surgeon console this month at the 40th EACTS Annual Meeting in Barcelona and the inaugural SRS India Conference in New Delhi. As a pioneer and leader in telesurgery technology, SS Innovations aims to dismantle traditional geographic barriers and democratize access to world class health care.”

The SSi MantrAsana has been engineered for real-time remote procedures through ultra-low latency connectivity, high-definition visualization, and precise instrument control.

As of October 23, 2026, a total of 205 telesurgeries, including intricate cardiac procedures, have been performed with the SSi Mantra surgical robotic system.

About SS Innovations

SS Innovations International, Inc. (Nasdaq: SSII) develops innovative surgical robotic technologies with a vision to make the benefits of robotic surgery affordable and accessible to a larger segment of the global population. The Company’s product range includes its proprietary “SSi Mantra” surgical robotic system and its comprehensive suite of “SSi Mudra” surgical instruments, which support a variety of surgical robotic procedures including cardiac surgery. Headquartered in India, SS Innovations is a U.S. company focused on expanding the global presence of its technologically advanced, user-friendly, and cost-effective surgical robotic solutions. Visit the Company’s website at ssinnovations.com or LinkedIn for more information and updates.

About the SSi Mantra

The SSi Mantra surgical robotic system is a modular, multi-arm system with advanced technology features, including: 3 to 5 modular robotic arms, an open-faced ergonomic surgeon command center, a large 3D 4K monitor, a touch panel monitor for all patient related information display, a virtual real-time image of the robotic patient side arm carts, and the ability for superimposition of 3D models of diagnostic imaging. The optional SSi MantrAsana tele-surgeon console is a portable, compact alternative to the SSi Mantra’s standard surgeon command center that is intended to provide equivalent control functionality while enabling enhanced portability, ergonomic flexibility, and telesurgery capability. The SSi Mantra utilizes over 40 different types of robotic endo-surgical instruments to support different specialties, including cardiac surgery, and 5mm instruments for the pediatric population and ENT surgeries. A vision cart is designed to provide the table-side team with the same magnified 3D 4K view as the surgeon to provide better safety and efficiency. The SSi Mantra has been clinically validated in India in more than 190 different types of surgical procedures.

Forward Looking Statements

This press release may contain statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “assume,” “believe,” “estimate,” “expect,” “will,” “intend,” “may,” “plan,” “project,” “should,” “could,” “seek,” “designed,” “potential,” “forecast,” “target,” “objective,” “goal,” or the negatives of such terms or other similar expressions to identify such forward-looking statements. These statements relate to future events or SS Innovations’ future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Investor Contact:

The Equity Group

Kalle Ahl, CFA

T: (303) 953-9878

kalle.ahl@theequitygroup.com

Devin Sullivan, Managing Director

T: (212) 836-9608

devin.sullivan@theequitygroup.com

Media Contact:

RooneyPartners LLC

Kate Barrette

T: (212) 223-0561

kbarrette@rooneypartners.com